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Exhibit 10.12

LEASE AMENDING AGREEMENT

THIS AGREEMENT is dated the 14th day of April, 2000

BETWEEN:

YCC LIMITED and
LONDON LIFE INSURANCE COMPANY
(collectively the "Landlord")

        OF THE FIRST PART

        - and -

LOYALTY MANAGEMENT GROUP CANADA INC.
(the "Tenant")

        OF THE SECOND PART

WHEREAS:

A.    By a lease dated the 28th day of May, 1997 (the "Lease"), the Landlord leased to the Tenant, for and during a term (the "Term") of ten (10) years, commencing on the 1st day of September, 1997 and expiring on the 31st day of August, 2007, certain premises (the "Original Premises") having a Rentable Area of approximately seventy-three thousand, five hundred and thirty-four (73,534) square feet, as shown outlined in red on Schedules "B-1" and "B-2" attached to the Lease, located on the 2nd and 3rd floors of the building (the "Building") forming part of the development (the "Development") known as Yonge Corporate Centre, with a municipal of 4110 Yonge Street, in the City of Toronto, in the Province of Ontario;

B.    By an agreement dated as of the 19th day of June, 1997 (the "First Amending Agreement"), made between the Landlord and the Tenant, the Lease was amended, inter alia, to amend the Term so that it would commence on the 17th day of September, 1997 and expire on the 18th day of September, 2007, on the terms and conditions more particularly set out therein (the Lease and the Term, as amended by the First Amending Agreement, are hereinafter referred to as the "Lease" and the "Term");

C.    By an agreement dated the 15th day of January, 1996 (the "Second Lease Amending Agreement"), made between the Landlord and the Tenant, the Landlord leased to the Tenant additional premises on the 4th floor of the Building comprising: (i) a Rentable Area of approximately eighteen thousand (18,000) square feet (the "First Additional Premises"); and (ii) a Rentable Area of approximately nineteen thousand, four hundred and seventeen (19,417) square feet (the "Special Refusal Space"), and the Lease was amended on the terms and conditions more particularly set out therein (the Lease, as amended by the Second Lease Amending Agreement, is hereinafter referred to as the "Lease");

D.    The Original Premises, the First Additional Premises and the Special Refusal Space are hereinafter collectively referred to as the "Premises";

E.    Pursuant to the provisions of Section 12.07 of the Lease, the Tenant has exercised its right of first refusal to lease additional premises from the Landlord effective on the 1st day of June, 2000 (the "Effective Date"); and

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F.    The Landlord and the Tenant have agreed to amend the Lease to give effect to the foregoing, in accordance with and subject to the terms and conditions hereinafter set forth.

        NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of Two Dollars ($2.00) now paid by each of the parties to the other (the receipt and sufficiency of which is hereby acknowledged), and other mutual covenants and agreements, the parties agree as follows:

1.
The foregoing recitals are true in substance and in fact.

2.
The Tenant shall lease, for and during a term commencing on the Effective Date and expiring on the 16th day of September, 2007, additional premises (the "Second Additional Premises") comprising a Rentable Area of approximately fifteen thousand, one hundred and sixty-eight (15,168) square feet on the 5th floor of the Building and shown outlined in red on Schedule "B-4" attached hereto Except as otherwise indicated in this Agreement, the Premises and the Second Additional Premises shall hereinafter be collectively referred to as the "Premises". The parties confirm that, as of the Effective Date, the Premises will have an aggregate Rentable Area of one hundred and twenty-six thousand, one hundred and nineteen (126,119) square feet and will be comprised of: (a) the Original Premises containing a Rentable Area of approximately seventy-three thousand, five hundred and thirty-four (73,534) square feet located on the 2nd and 3rd floors of the Building; (b) the First Additional Premises containing a Rentable Area of approximately eighteen thousand (18,000) square feet located on the 4th floor of the Building; (c) the Special Refusal Space containing a Rentable Area of approximately nineteen thousand, four hundred and seventeen (19,417) square feet located on the 4th floor of the Building: and (d) the Second Additional Premises containing a Rentable Area of approximately fifteen thousand, one hundred and sixty-eight (15,168) square feet located on the 5th floor of the Building.

3.
The Tenant shall occupy the Second Additional Premises from and after the Effective Date on the same terms, covenants and conditions as are contained in the Lease, except that:

(a)
the Tenant shall pay Net Rent in respect of the Second Additional Premises as follows:

(i)
during the period from and including the 1st day of June, 2000 to and including the 31st day of October, 2000, the sum of THREE HUNDRED AND NINETY THOUSAND, FIVE HUNDRED AND SEVENTY-SIX DOLLARS ($390,576.00) per annum payable in equal monthly instalments of THIRTY-TWO THOUSAND, FIVE HUNDRED AND FORTY-EIGHT DOLLARS ($32,548.00) each in advance on the first day of each calendar month during the aforesaid period, based upon an annual rate of TWENTY-FIVE DOLLARS AND SEVENTY-FIVE CENTS ($25.75) per square foot of the Rentable Area of the Second Additional Premises; and

(ii)
during the period from and including the 1st day of November, 2000 to and including the 16th day of September, 2007 the sum of THREE HUNDRED AND NINETY THREE THOUSAND, SIX HUNDRED AND NINE DOLLARS AND SIXTY CENTS ($393,609.60) per annum payable in equal monthly instalments of THIRTY-TWO THOUSAND AND EIGHT HUNDRED DOLLARS AND EIGHTY CENTS($32,800.80) each in advance on the first day of each calendar month during the aforesaid period, based upon an annual rate of TWENTY-FIVE DOLLARS AND NINETY-FIVE CENTS ($25.95) per square foot of the Rentable Area of the Second Additional Premises.

    It is acknowledged and agreed that, commencing on the Effective Date, the Tenant shall pay Additional Rent in respect of the Second Additional Premises in accordance with the terms of the Lease:

  (b)
  the Tenant shall accept the Second Additional Premises in base building condition;

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  (c)
  the Landlord has no responsibility or liability for making any renovations, alterations, or improvements in or to the Second Additional Premises, except that the Landlord will deliver the Second Additional Premises in base building condition, which shall include the following:

  (i)
  T-bar suspended ceiling:
  (ii)
  fluorescent light fixtures:
  (iii)
  acoustic ceiling tiles:
  (iv)
  horizontal venetian blinds:
  (v)
  demising walls: and
  (vi)
  one (1) entrance door with lock-set two (2) sets of keys:

  (d)
  all further renovations, alterations or improvements in or to the Second Additional Premises are the sole responsibility of the Tenant and shall be undertaken and completed at the Tenant's expense and strictly in accordance with the provisions of the Lease (the "Tenant's Work"). The labour union affiliations of the Tenant's contractors, subcontractors and workers will be compatible with those of persons working in the Development on behalf of the Landlord and will otherwise be acceptable to the Landlord. The Tenant will be permitted to enter the Second Additional Premises for a period commencing on the 1st day of April, 2000 and expiring on the 31st day of May, 2000 (the "Fixturing Period") in order to perform Tenant's Work. During the Fixturing Period, the Tenant shall not be obligated to pay any Net Rent and Additional Rent (including utilities) in respect of the Second Additional Premises, but the Tenant shall otherwise be bound by the terms and conditions of the Lease;

  (e)
  with respect to the Second Additional Premises, the Landlord will pay to the Tenant the sum equal to Twenty-Five Dollars ($25.00) per square foot (plus goods and services tax thereon) of the Rentable Area of the Second Additional Premises (the "Allowance").

    During such time as the Tenant is carrying out Tenant's Work with respect to the Second Additional Premises, the Landlord shall advance to the Tenant as progress payments portions of the Allowance, in instalments of not less than Fifty Thousand Dollars ($50,000.00) each, totalling not more than ninety percent (90%) of the Allowance, to be payable within ten (10) business days following the date of the Tenant's written request for such draw (and subject to all required holdbacks under the Construction Lien Act (Ontario)) subject to receipt, review and approval by the Landlord of each of the following:

    (i)
    receipted invoices for all materials and services supplied in respect of the Tenant's Work completed to the date of such draw request;

    (ii)
    the Tenant satisfying the Landlord that the value of the construction materials and the labour therefor is commensurate with the amounts invoiced;

    (iii)
    the statement from the Tenant's contractor to the Landlord certifying the value of the materials and services supplied in respect of the Tenant's Work relating to the current progress draw; and

    (iv)
    an invoice from the Tenant to the Landlord including the Tenant's goods and services tax registration number. In lieu of receipted invoices for the performance of the Tenant's Work, the Landlord may, at its option, accept unreceipted invoices provided that the Tenant delivers to the Landlord, in addition to such other requirements set forth in this Paragraph 3(e)(iv), a statutory declaration by the Tenant's contractor that all subcontractors, their employees and suppliers have been paid, as well as a direction to the Landlord assigning payment to the Tenant's contractor and the Tenant jointly.

    Provided the Tenant is not in default under the Lease, the final advance of the Allowance will be paid to the Tenant after all of the following have occurred:

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    (A)
    execution of this Agreement by both parties;

    (B)
    commencement of the Tenant's business in the Second Additional Premises;

    (C)
    the Effective Date;

    (D)
    completion of the Tenant's Work in accordance with plans and specifications provided by the Tenant to the Landlord and approved by the Landlord;

    (E)
    delivery to the Landlord of evidence satisfactory to the Landlord that all accounts relating to the Tenant's Work have been paid and that no liens have or may be claimed with respect thereto; and

    (F)
    delivery to the Landlord of a statutory declaration by an officer of the Tenant confirming that there are no liens registered against the Second Additional Premises or the Building in relation to the Tenant's Work.

    The Landlord shall not be required to pay any amount in excess of the Allowance for the total cost of the Tenant's Work with respect to the Second Additional Premises. In the event the total cost of the Tenant's Work with respect to the Second Additional Premises is less than the Allowance, the Landlord shall credit the Tenant with such difference against the next Rent due under the Lease.

    The payment by the Landlord of the Allowance is subject to compliance by all parties with the provisions of any construction lien or other relevant legislation in force in the Province of Ontario and is subject to any holdbacks specified under any such legislation; and

  (f)
  the lease is amended as set out in Paragraph 4 below.

4.
The Lease is amended as of the Effective Date as follows:

(a)
The first sentence of Section 12.09 is deleted and replaced with the following:

    "From the 1st day of June, 2000 and thereafter during the Term, the Tenant will be entitled to use eighteen (18) unreserved indoor parking permits for the parking facility provided for the Building within the Development"; and

  (b)
  Schedule "B-4" attached hereto is deemed appended to the Lease.

5.
The parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged and in full force and effect except as modified by this Agreement. All capitalized words used in this Agreement have the same meaning as they have in the Lease, unless a contrary intention is expressed herein.

6.
This Agreement shall enure to the benefit of and be binding upon the parties hereto, the successors and assigns of the Landlord and the permitted successors and permitted assigns of the Tenant.

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        IN WITNESS WHEREOF the parties hereto have signed and sealed this Agreement.

YCC LIMITED
(Landlord)
/s/ E. WILLIAMSON Name: Title:
/s/ ILLEGIBLE Name: Title:
I/We have authority to bind the corporation.
LONDON LIFE INSURANCE COMPANY
(Landlord)
/s/ MICHAEL SNELL Name: Michael Snell Title: Regional Director
/s/ PHILIP D. GUNN Name: Philip D. Gunn Title: Asset Manager
I/We have authority to bind the corporation.
LOYALTY MANAGEMENT GROUP CANADA INC.
(Tenant)
/s/ TODD MARCH Name: Todd March Title: VP Finance & Planning

Name: Title:
I/We have authority to bind the corporation.

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SCHEDULE "B-4"

FLOOR PLAN OF THE SECOND ADDITIONAL PREMISES

6

LEASE AMENDING AGREEMENT

THIS AGREEMENT is dated the 17th day of January, 2001

BETWEEN:

YCC LIMITED
and
LONDON LIFE INSURANCE COMPANY
(hereinafter called the "Landlord")

OF THE FIRST PART

—and–

LOYALTY MANAGEMENT GROUP CANADA INC.
(hereinafter called the "Tenant")

OF THE SECOND PART

WHEREAS:

A.    By a lease dated the 28th day of May, 1997, (the "Lease"), the Landlord leased to the Tenant for and during a term of Ten (10) years, commencing on the 1st day of September, 1997 and expiring on the 31st day of August, 2007 certain premises, (the "Premises"), comprising a Rentable Area of approximately Seventy-Three Thousand Five Hundred and Thirty-Four (73,534) square feet located on the 2nd and 3rd floors shown outlined in red on the plan attached to the Lease as Schedules "B-1" and "B-2", located at 4110 Yonge Street, (the "Building"), in the City of Toronto, in the Province of Ontario.

B.    By an agreement dated the 19th day of June, 1997 (the "First Amending Agreement"), made between the Landlord and the Tenant, the Lease was amended so that the term of the Lease (the "Term") would commence on the 17th day of September, 1997 and expire on the 16th day of September, 2007, and to further amend the Lease in accordance with terms and conditions more particularly set out therein.

C.    By and agreement dated the 15th day of January, 1998 (the "Second Lease Amending Agreement"), the Landlord leased to the Tenant additional premises on the 4th floor of the building comprising: (i) a Rentable Area of approximately 18,000 square feet (the "First Additional Premises"); and (ii) a Rentable Area of approximately 19,417 square feet (the "Special Refusal Space"), and to further amend the Lease in accordance with terms and conditions more particularly set out therein.

D.    By an agreement dated the 14th day of April, 2000, the Tenant exercised its right of first refusal pursuant to Section 12.07 of the Lease and the Landlord leased to the Tenant additional premises comprising a Rentable Area of approximately 15,168 square feet on the 5th floor of the Building (the "Second Additional Premises") and to further amend the Lease in accordance with terms and conditions more particularly set out therein.

E.    The Landlord and the Tenant have agreed to add further additional space to the Premises and to further amend the Lease in accordance with the terms and conditions hereinafter set forth.

        NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Two Dollars ($2.00) now paid by each of the Parties to the other (the receipt and sufficiency whereof is hereby acknowledged), and other mutual covenants and agreements, the Parties do hereby agree as follows:

1.    The Parties hereby acknowledge, confirm and agree that the foregoing recitals are true in substance and in fact.

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2.    The Lease is amended as of the 1st day of February, 2001, (the "Effective Date"), as follows:

  (a)
  Section 1.01 (Grant and Premises) is amended by adding thereto the following:

    "In consideration of the performance by the Tenant of its obligations under this Lease, the Landlord leases additional premises (the "Third Additional Premises") to the Tenant on an "as is" basis for a term (the "Term of the Third Additional Premises") commencing on February 1, 2001 and ending at midnight September 16, 2007. The Third Additional Premises are located on the 5th floor of the Building and are shown crosshatched on the floor plan attached hereto as Schedule "B-5". The aggregate Rentable Area of the Third Additional Premises is approximately Eleven Thousand Two Hundred and Ninety-Two (11,292) square feet. The Tenant shall have the use of the partitioning, carpeting and window covering existing in the Third Additional Premises as at February 1, 2001."

  (b)
  Section 1.04 (Use and Conduct of Business) is amended by adding thereto the following:

    "The Third Additional Premises shall be used solely for general office purposes."

  (c)
  Section 2.02 (Net Rent) of the Lease is hereby amended by adding thereto the following:

    "Commencing February 1, 2001, the Tenant shall pay as Net Rent with respect to the Third Additional Premises:

    (i)
    for the period from and including the 1st day of February, 2001 to and including the 31st day of January, 2002, TWO HUNDRED AND FIFTY-NINE THOUSAND SEVEN HUNDRED AND SIXTEEN DOLLARS ($259,716.00) per annum, payable in equal monthly instalments of TWENTY-ONE THOUSAND SIX HUNDRED AND FORTY-THREE DOLLARS ($21,643.00) each in advance on the first day of each calendar month of such period during the Term of the Third Additional Premises. The Net Rent for such period is based on an annual rate of TWENTY-THREE DOLLARS ($23.00) per square foot of the Rentable Area of the Third Additional Premises. As soon as reasonably possible after completion of the construction of the Third Additional Premises, the Landlord shall provide a certificate of measurement from the architect verifying the Net Rentable Area of the Third Additional Premises and shall calculate the Rentable Area of the Third Additional Premises in accordance with the Standard Method for Measuring Floor Area in Office Buildings, as per ANSI Z65-1-1980 as established by the Building Owners and managers Association International and Rent shall be adjusted accordingly.

    (ii)
    for the period from and including the 1st day of February, 2002 to and including the 31st day January, 2003. TWO HUNDRED AND NINETY THOUSAND SEVEN HUNDRED AND SIXTY-NINE DOLLARS ($290,769.00) per annum, payable in equal monthly instalments of TWENTY-FOUR THOUSAND TWO HUNDRED AND THIRTY DOLLARS AND SEVENTY-FIVE CENTS ($24,230.75) each in advance on the first day of each calendar month of such period during the Term of the Third Additional Premises. The Net Rent for such period is based on an annual rate of TWENTY-FIVE DOLLARS AND SEVENTY-FIVE CENTS ($25.75) per square foot of the Rentable Area of the Third Additional Premises.

    (iii)
    for the period from and including the 1st day of February, 2003 to and including the 31st day of January, 2005, THREE HUNDRED AND TWO THOUSAND AND SIXTY-ONE DOLLARS ($302,061.00) per annum, payable in equal monthly instalments of TWENTY-FIVE THOUSAND ONE HUNDRED AND SEVENTY-ONE DOLLARS AND SEVENTY-FIVE CENTS ($25,171.75) each in advance on the first day of each calendar month of such period during the Term of the Third Additional Premises. The

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      Net Rent for such period is based on an annual rate of TWENTY-SIX DOLLARS AND SEVENTY-FIVE CENTS ($26.75) per square foot of the Rentable Area of the Third Additional Premises.

    (iv)
    for the period from and including the 1st day of February, 2005 to and including the 16th day of September, 2007, THREE HUNDRED AND FOUR THOUSAND EIGHT HUNDRED AND EIGHTY-FOUR DOLLARS ($304,884.00) per annum, payable in equal monthly instalments of TWENTY-FIVE THOUSAND FOUR HUNDRED AND SEVEN DOLLARS ($25,407.00) each in advance on the first day of each calendar month of such period during the Term of the Third Additional Premises. The Net Rent is based on an annual rate of TWENTY-SEVEN DOLLARS ($27.00) per square foot of the Rentable Area of the Third Additional Premises."

  (d)
  Section 2.03 (Payment of Operating Costs) of the Lease is hereby amended by adding thereto the following:

    "Notwithstanding the foregoing, the Tenant shall commence payment to Landlord the Tenant's Proportionate Share of Operating Costs with respect to the Third Additional Premises on February 1, 2001."

  (e)
  Section 2.04(c) and Section 2.04(d) (Payment of Taxes) of the Lease are amended by adding thereto the following:

    "Notwithstanding the foregoing, the Tenant shall commence payment to the Landlord its Proportionate Share of Taxes with respect to the Third Additional Premises on "February 1, 2001."

  (f)
  Section 2.08 (Utilities) of the Lease is hereby amended by adding thereto the following:

    "Notwithstanding the foregoing, the Tenant shall commence payment to the Landlord the charges and costs under Section 2.08 with respect to the Third Additional Premises on February 1, 2001."

  (g)
  Section 12.09 is amended by deleting the first sentence and replacing it with the following:

    Provided the Third Additional Premises remain a part of the Premises, from the 1st day of February, 2001, and thereafter during the Term of the Third Additional Premises, the Tenant will be entitled to use twenty-two (22) unreserved indoor parking permits for the parking facility provided for the Building within the Development."

  (h)
  Section 12.01 (Leasehold Improvement Allowance), Section 12.02 (Landlord's Work), Section 12.03 (Tenant's Work), Section 12.04 (Early Access and Occupancy), Section 12.05 (Termination Right), Section 12.06 (Renewal Options), and Section 12.10 (Irrevocable Letter of Credit) are amended by adding thereto the following:

    "Notwithstanding the foregoing, the Landlord and Tenant covenant and agree that the provisions of this Section shall not apply to the Third Additional Premises."

  (i)
  Section 12.11 (Tenant's Work—Third Additional Premises) is added to the Lease as follows:

    "Section 12.11 Tenant's Work—Third Additional Premises

    The Tenant will submit four sets of detailed working drawings to the Landlord for any work which the Tenant is required or proposes to do in the Third Additional Premises. All Tenant's work will be performed at the Tenant's expense in a good and workmanlike manner and in accordance with the leasehold improvements manual, by contractors, sub-contractors and workers engaged by the Tenant but approved by the Landlord. All labour union affiliations will be compatible with those of persons working in the Building on behalf of the Landlord

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    and will otherwise be acceptable to the Landlord. The Tenant's working drawings, contractors, sub-contractors and workers will be subject to the Landlord's approval. The Landlord will not unreasonably deny or delay its approvals.

    The Tenant will pay the Landlord a fee equal to the lesser of: (i) 5% of the cost of the Leasehold improvements; or (ii) $0.80 per square foot of the Net Rentable Area of the Third Additional Premises to cover the cost of the Landlord's supervision and overhead during construction of Leasehold improvements."

  (j)
  Schedule "B-5", attached hereto and forming a part of this Lease Amending Agreement, is added to the Lease.

3.    Except as otherwise provided herein, all references in the Lease to the "Premises" shall be deemed to include the First Additional Premises, the Second Additional Premises and the Third Additional Premises.

4.    The Parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

5.    This Agreement shall enure to the benefit of and be binding upon the Parties hereto, the successors and assigns of the Landlord and the permitted successors and permitted assigns of the Tenant.

        IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the day and year first above written, by affixing their respective corporate seals under the hands of their proper

4

signing officers duly authorized in that behalf or by setting their respective hands and seals in their personal capacity, as the case may be.

YCC LIMITED
(Landlord)
Per:	/s/ MICHELLE CARRIE Legal Counsel
Authorized Signature
Per:	/s/ ILLEGIBLE
Authorized Signature
LONDON LIFE INSURANCE COMPANY
(Landlord)
Per:	/s/ PHILIP D. GUNN Asset Manager
Authorized Signature
Per:	/s/ MICHAEL SNELL Regional Director
Authorized Signature
LOYALTY MANAGEMENT GROUP CANADA INC.
(Tenant)
Per:	/s/ TODD MARCH VP Finance & Planning
Authorized Signature
Per:
Authorized Signature
I/We have authority to bind the corporation.

5

SCHEDULE "B-5"

[FLOOR PLAN]

6

LEASE AMENDING AGREEMENT

THIS AGREEMENT is dated the 12th day of June, 2002

BETWEEN:

YCC LIMITED
and
LONDON LIFE INSURANCE COMPANY
(the "Landlord")

        OF THE FIRST PART

        –and–

 LOYALTY MANAGEMENT GROUP CANADA INC.
(the "Tenant")

        OF THE SECOND PART

WHEREAS:

A.    By a lease dated the 28th day of May, 1997, (the "Lease"), the Landlord leased to the Tenant for and during a term of Ten (10) years commencing on the 1st day of September, 1997 and expiring on the 31st day of August, 2007 certain premises, (the "Premises"), comprising a Rentable Area of approximately Seventy-Three Thousand Five Hundred and Thirty-Four (73,534) square feet located on the 2nd and 3rd floors shown outlined in red on the plan attached to the lease as Schedules "B-1" and "B-2", located at 4110 Yonge Street, (the "Building"), in the City of Toronto, in the Province of Ontario.

B.    By an agreement dated the 19th day of June, 1997 (the "first Amending Agreement"), made between the Landlord and the Tenant, the Lease was amended so that the term of the Lease (the "Term") would commence on the 17th day of September, 1997 and expire on the 16th day of September, 2007, and to further amend the lease in accordance with terms and conditions more particularly set out therein.

C.    By an agreement dated the 15th day of January, 1998 (the "Second Lease Amending Agreement"), the Landlord leased to the Tenant additional premises on the 4th floor of the Building comprising: (i) a Rentable Area of approximately 18,000 square feet (the "First Additional Premises"); and (ii) a Rentable Area of approximately 19,417 square feet (the "Special Refusal Space"), and to further amend the Lease in accordance with terms and conditions more particularly set out therein.

D.    By an agreement dated the 14th day of April, 2000, the tenant exercised its right of first refusal pursuant to Section 12.07 of the Lease and the Landlord leased to the tenant additional premises comprising a Rentable Area of approximately 15,168 square feet on the 5th floor of the Building (the "Second Additional Premises") and to further amend the Lease in accordance with terms and conditions more particularly set out therein.

E.    By an agreement dated the 17th day of January, 2001, the Landlord and the Tenant agreed to add Eleven Thousand Two Hundred and Ninety-Two (11,292) square feet to the Premises on the 5th floor for a period from and including February 1, 2001 to and including September 16, 2007 and to further amend the Lease in accordance with the terms and conditions set out therein.

F.    The Landlord and the Tenant have agreed to add further additional space to the Premises and to further amend the Lease in accordance with the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Two Dollars ($2.00) now paid by each of the Parties to the other (the receipt and sufficiency whereof is hereby acknowledged), and other mutual covenants and agreements, the Parties do hereby agree as follows:

        1.    The Parties hereby acknowledge, confirm and agree that the foregoing recitals are true in substance and in fact.

        2.    The Lease is amended as of the 12th day of June, 2002, (the "Effective Date"), as follows:

  Schedule "F" Diesel Generator attached hereto and forming a part of this Lease Amending Agreement is added to the Lease.

        3.    The Parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

        4.    This Agreement shall enure to the benefit of and be binding upon the Parties hereto, the successors and assigns of the Landlord and the permitted successors and permitted assigns of the Tenant.

        5.    The Tenant covenants and agrees to pay to the Landlord a fee for the preparation of this Agreement. Such fee shall be paid to the Landlord at the time the Tenant executes this Agreement.

        IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the day and year first above written.

)	YCC LIMITED
)	(Landlord)
)
)
)	Per: /s/ Michelle Carrie Legal Counsel
)	Authorized Signature
)
)	Per: /s/ (Illegible)
)	Authorized Signature
)
)	I/We have authority to bind the corporation.
)
)
)	LONDON LIFE INSURANCE COMPANY
)	Per: /s/ Paul Collison
)	Asset Manager
)	Authorized Signature
)
)	Per: /s/ Mervin McCoubrey VP, Office Asset Management & Development
)	Authorized Signature
)
)	I/We have authority to bind the corporation.
)
)
)	LOYALTY MANAGEMENT GROUP CANADA INC.
)	(Tenant)
)	Per: /s/ Gord Macdonald Vice President, Human Resource
)
)	Per: /s/ Elizabeth Morgan Vice President, Finance
)	Authorized Signature
)
)	I/We have authority to bind the corporation.

SCHEDULE "F" DIESEL GENERATOR

1.
Prerequisites—The Tenant's rights set out in this Schedule "F" (the "License") are subject to the following conditions:

(a)
the Tenant must continue to be LOYALTY MANAGEMENT GROUP CANADA INC., and there must not be any assignment, subletting, parting with or sharing of possession of control nor any corporate change of control in the Tenant;

(b)
the Tenant must not be in default under this Lease;

(c)
the Tenant must be in occupation of substantially the whole of the Premises and must use the Premises solely for the purposes stipulated in this Lease;

(d)
the Tenant must not be in default under this Lease;

(e)
the Tenant must pay the fees and perform the obligations stipulated in this Schedule; and

(f)
the Lease must remain in full force and effect.

2.
Diesel Equipment—The equipment listed below are referred to in this Schedule as "Diesel Equipment":

(1)
one 500 KW diesel generator located on the P-2 level of the parking facility located in the building (the "Generator Building") known municipally as 4100 Yonge Street, North York, Ontario;

(2)
one fuel tank

(3)
feeder cables to the Tenant's computer rooms located in the portions of the Premises on the second and fifth floors of the Building through automatic transfer switches.

3.
Requirements and Conditions—The Tenant may maintain and operate the Diesel Equipment subject to strict adherence by the Tenant to the requirements and conditions stipulated in this Schedule. The requirements and conditions are as follows:

(a)
Location—The size, configuration, and location of the area or areas in which the Diesel Equipment is situated (the "Licensed Areas") as at the first day of the Diesel Equipment Term is shown on page 9 of this Agreement. The Licensed Areas are, at the Landlord's option, subject to reconfiguration and relocation from time to time at the Tenant's expense on prior reasonable notice in writing from the Landlord and are subject to the Landlord's approval. The Landlord will not exercise this right to reconfigure or relocate the areas in which the Diesel Equipment is situated except on bona fide basis, and in circumstances where:

(i)
it is necessary or advisable in conjunction with alterations that are made or to be made in connection with the Generator Building, the said lands on which the Generator Building is located, or the common areas;

(ii)
where the Diesel Equipment or components of the Diesel Equipment have become surplus;

(iii)
where operating efficiencies, cost savings, or other enhancements in respect of the Generator Building, any complex of which the Generator Building forms a part, the lands on which the Generator Building is located, the common areas or components of the Generator Building require it; or

(iv)
where the operation of the Diesel Equipment of any components of them interfere with the use, or operation of other parts of the Generator Building, other equipment (regardless of its nature) within the Generator Building or in any nearby buildings or properties or with other users or occupants of the Generator Building, or the lands on which the Generator Building is located.

  (b)
  Term—The term ("Diesel Equipment Term") during which the Tenant is entitled to keep the Diesel Equipment and use them within the Licensed Areas commences on the earlier of: (a) November 1, 2002; and (b) the date the Diesel Equipment has been installed in the Licensed Areas and is coterminous with the Term of the Lease. Notwithstanding the foregoing, the Landlord may terminate this License on thirty (30) days' notice in any of the following circumstances where the Landlord determines on a bona fide basis, that it is no longer feasible to continue to permit the Diesel Equipment to be used by the Tenant, and that it is not feasible to relocate or reconfigure them:

  (i)
  the Generator Building or common areas are damaged substantially;

  (ii)
  the Generator Building or the lands on which the Generator Building is located, are expropriated or a material portion of them is expropriated;

  (iii)
  the Landlord intends to redevelop, alter, expand, or to demolish the Generator Building, improvements on the lands on which the Generator Building is located, or material portions of them; or

  (iv)
  the Landlord exercises its right under this Lease to relocate the Premises.

  (c)
  Plans and Specifications—No Diesel Equipment shall be installed until detailed plans, specifications and working drawings prepared in accordance with the best engineering standards have been prepared by the Tenant and reviewed (at the Tenant's expense) by the Landlord or the Landlord's consultants and approved in writing. The Landlord in reviewing and approving the plans, specifications and working drawings for the Diesel Equipment will be entitled to take into consideration the aesthetics of the Generator Building, and any safety, operating, environmental, and other factors which it considers reasonable. The Tenant will be required to provide to the Landlord within thirty (30) days after installation of the Diesel Equipment, detailed as-built drawings prepared by a professional, qualified engineer, confirming installation in accordance with the approved plans, specifications and working drawings. No alteration of any component of any Diesel Equipment will be permitted without the Landlord's prior written consent. All costs and expenses incurred by the Landlord in reviewing plans and specifications in connection with any alterations will also be paid by the Tenant. An administration fee of fifteen percent (15%) will be added to all amounts payable by the Tenant under this clause.

  (d)
  Standards of Construction—The Tenant represents that all new construction will be completed in a good and workmanlike manner, in accordance with all governmental requirements, and in full compliance with all requirements and conditions pertaining to building permits, environmental permits (if required), user permits and operating permits. All work and all design and operation will be consistent with the requirements of all occupational health and safety legislation, safety codes, and environmental related requirements and regulations. Before commencing any work in connection with the Diesel Equipment, the Tenant will be required to provide particulars to the Landlord concerning all proposed contractors and subcontractors and no contractor or subcontractor to which the Landlord objects will be permitted to do any part of the work. The Tenant will ensure that no construction lien, or other lien relating to any part of the work involved in installation, maintenance or repair of the Diesel Equipment will remain outstanding longer than five (5) days after the Landlord gives written notice to the Tenant requiring removal of the claim, notice of claim, or registration.

    Each component of the Diesel Equipment will be labeled clearly in accordance with the Landlord's requirements in that regard.

    All work will be completed in accordance with any reasonable directions of requirements imposed by the Landlord or the Landlord's manager and, should the Landlord require it, any work affecting the Generator Building's basic systems, structure, aesthetics, exterior, or roof will be completed under the supervision of a representative of the Landlord or, at the Landlord's option by contractor designated by the Landlord. The Tenant will pay any costs of supervision which the Landlord incurs in this regard.

  (e)
  Removal, Restoration and Acquisition Rights—Notwithstanding the provisions of Section 5.05(c) of the Lease, the Landlord may require the Tenant to remove all or any component of the Diesel Equipment in accordance with all applicable laws, by-laws and codes, and guidelines of the Ministry of the Environment and all other governmental authorities having jurisdiction at the expiry or earlier termination of this Lease or upon termination of the Tenant's rights under this Schedule and, the Tenant will complete the removal, and will restore all damage to the Generator Building and the lands on which the Generator Building is located, within a time frame specified by the Landlord (which will be reasonable), all at the Tenant's cost. Alternatively, where the Tenant's right to continue to use the Diesel Equipment has been terminated, the Landlord may require that components of the Diesel Equipment, or any portions that are not easily removable or that may be useful to the Landlord be left in place and that title be transferred to the Landlord (without payment of any compensation) free and clear of all encumbrances. The Tenant shall remain liable for any injury, damage or leakage caused by or emanating from the Diesel Equipment which is not discovered until after such Diesel Equipment is removed and the Term of the Lease has expired or has been terminated.

  (f)
  Third Party Providers—Should the Tenant require dark fiber, cable, conduit, or other facilities or components to be installed in conjunction with the Diesel Equipment by any third party, or made available to the Tenant by a third party, the third party will be required to enter into a form of agreement satisfactory to the Landlord dealing with the installation, operation and use of the improvements or facilities to be installed by that third party. No component of the Diesel Equipment may be owned, encumbered, or otherwise charged or liened in favour of any third party whether by means of Personal Property Security, mortgage, charge, or a claim of ownership under the Personal Property Security Act or otherwise.

  (g)
  Use—The Diesel Equipment may be used solely to provide or facilitate the provision of electricity to the Premises and may not be used to provide electricity to any third party in the Generator Building or on the lands on which the Generator Building is located or elsewhere. The benefit of the License under this Schedule is not transferable by the Tenant in whole or in part.

  (h)
  Standards of Operation—All aspects of the use and operation of the Diesel Equipment will be strictly in accordance with all applicable governmental requirements and regulations. In particular, without limiting the general nature of this requirement, the Tenant will (i) ensure that the guidelines, laws, by-laws and codes set out by the Ministry of the Environment and guidelines or laws of all other governmental authorities having jurisdiction are fully compiled with, will provide to the Landlord whatever evidence the Landlord reasonably requests from time to time. The Tenant will also ensure that there is no interference by the Diesel Equipment with the operation of any equipment or facilities in the Generator Building or any other building on the lands on which the Generator Building is located and, should the Landlord believe that this requirement is not being complied with the Tenant will be required to provide whatever evidence, the Landlord may reasonably require to confirm compliance by the Tenant. If the Tenant fails to ensure that this interference does not occur, the Landlord may require the immediate removal of the Diesel Equipment or those parts of the Diesel Equipment that the Landlord determines are responsible for the interference. The Tenant will not alter any part of the Diesel Equipment or the manner in which any part of the Diesel Equipment is used without the Landlord's consent. The Tenant will not use any of the Diesel Equipment for any purpose other than as specified above.

  (i)
  Acknowledgments, Representations and Warranties—The Tenant acknowledges that it has received no representation or warranty from the Landlord in connection with any aspect of the Generator Building or the lands on which the Generator Building is located, in relation to the Diesel Equipment, that the Tenant has satisfied itself concerning all aspects of the Generator Building and the lands on which the Generator Building is located, all site conditions, and all other information pertinent to the installation, use and operation of the Diesel Equipment. No review, or approval of any plans, specifications or drawings or other information submitted to the Landlord by the Tenant will be considered as a representation, acknowledgment, confirmation, or inference that the Landlord has assumed any responsibility or acknowledged any responsibility in connection with any aspect of the Diesel Equipment, its design, installation, use or operation, or as a waiver of the Landlord's rights under this Schedule.

    The Tenant represents and warrants to the Landlord and acknowledges that the Landlord relies upon this representation and warranty in permitting the installation and use of the Diesel Equipment, that no catastrophe, interruption, disruption, or damage to any or all of the Diesel Equipment will have the effect of disrupting business activities of third parties located in or outside of the Generator Building, and that the Landlord will not be exposed to any claims by such third parties regardless of any negligence, alleged negligence or other wrongdoing that is alleged to occur by the Landlord in connection with any damage to or by the Diesel Equipment.

  (j)
  Maintenance and Repairs and Replacement—The Tenant will at all times maintain the Diesel Equipment in first-class condition and repair, will ensure that the Diesel Equipment operates at all times properly and in accordance with all governmental requirements. The Tenant will provide to the Landlord from time to time whatever evidence the Landlord reasonably requests to ensure that this requirement is satisfied. In connection with any Diesel Equipment, the Tenant will be required to prepare periodic inspections at its cost, at intervals reasonably specified by the Landlord in connection with all fasteners, hooks, hardware, metal, flashings, penetrations, core sleeve and other components to ensure that they are all in first-class condition and to complete promptly any repairs or remediation or modifications that may be required in connection with them so as to ensure that the Diesel Equipment, and the Generator Building are not, as a consequence of the Diesel Equipment in less than first-class condition.

  (k)
  Costs and Expenses—The Tenant will be responsible for payment to the Landlord, on demand, all invoices submitted by the Landlord to the Tenant in respect of administration, costs of operation in connection with the Generator Building, the lands on which the Generator Building is located, and the common areas incurred by the Landlord and associated with the installation, operation and use of the Diesel Equipment. The Tenant will also pay all utilities consumed or reasonably attributable to the operation of the Diesel Equipment, all taxes associated with or reasonably allocable to the Diesel Equipment (as determined by the Landlord), and all costs of altering, relocating, or otherwise adapting components of the Generator Building or the common areas and facilities associated with the installation, use and operation of the Diesel Equipment. The construction and installation costs of the Diesel Equipment and all other work or supply of equipment or materials in the Licensed Agreement shall be paid by the Tenant within 30 days after receipt of invoices. In the event the tenant fails to pay such invoice(s) within such period, the Landlord shall charge interest on any overdue amounts at the rate specified in Section 2.07 of the Lease.

  (l)
  Fees—In consideration of the License granted to the Tenant under this Schedule, the Tenant will pay to the Landlord in advance and in equal monthly instalments, the aggregate of: (i) a fee based on an annual rate of $15.00 per square foot of the useable area of the Licensed Areas; (ii) Taxes with respect to the Licensed Areas calculated at 50% of the annual rate per square foot for Taxes payable with respect to the office premises in the Generator Building; and (iii) NIL with respect to Occupancy Costs with respect to the Generator Building. In addition to the foregoing, the Tenant shall pay within 30 Days after receipt of an invoice from the Landlord one-time amount equal to 10% of the cost of the installation of the Diesel Equipment, including (but not limited to) the installation of the diesel engine, feasibility study/studies, engineering fees, legal fees and construction costs. Such fees will be considered as Additional Rent under this Lease.

  (m)
  No Property Rights—The Tenant acknowledges that the rights granted under this Schedule confer no property right, leasehold interest, or easement in connection with either the Diesel Equipment or the Licensed Areas. The Tenant's rights under this Schedule are subordinate to the rights of all lenders, mortgagees, secured creditors, and persons claiming by or through them.

  (n)
  Insurance—The provisions in the Lease pertaining to insurance apply to the Diesel Equipment, as well as the use, and operation of those Diesel Equipment and all liabilities associated with the installation, use and operation of the Diesel Equipment. In recognition of the increased risk to the Landlord associated with the Diesel Equipment, the Tenant agrees to include the Landlord as a named insured under those policies, to ensure that the comprehensive general liability policy of the Tenant is primary, and to ensure that it is endorsed so as to cover the liability and exposure to which the Landlord is subject as the result of this Schedule.

  (o)
  Release—The Tenant releases the Landlord in respect of all liability, claims, loss, damage, and expense which the Tenant might suffer for any reason whatsoever in connection with damage to, interruption to, or interference with the Diesel Equipment regardless of any negligence, gross negligence, wilful act, or other wrongful act which is alleged to or is in fact established to have taken place on the part of the Landlord.

  (p)
  Indemnity—Notwithstanding the provisions of Article VI of the Lease, the Tenant hereby indemnifies the Landlord from and against all loss, cost, expense, claims, and liability arising in any way in connection with the installation, use, operation or otherwise in connection with the Diesel Equipment, this Schedule, and from and against all loss, claim, cost, liability expense and damages which the Landlord might suffer as the result of any breach by the Tenant of its obligations under this Schedule. This indemnity applies regardless of any negligence, alleged negligence, gross negligence or other wrongful act claimed to have taken place or to take place and for which the Landlord might otherwise have been held responsible.

  (q)
  Expanded Release and Indemnities—Each release, exculpatory clause, and indemnity provided for in this Schedule in favour of the Landlord is considered to apply also to the affiliates of the Landlord, the manager of the Generator Building and their respective officers, directors, employees and contractors as though each of them was specifically named as a released person or entity or an indemnified person or entity. For the purpose of enabling each of these persons and entities to enforce the benefit of the exculpatory clauses, releases and indemnities provided for in this Schedule the Landlord acts as agent or trustee for the benefit of those other entities and persons.

4.
Environment
(a)
"Applicable Laws" means statutes, regulations, orders, rules, notices permits or directives and other requirements of a governmental or quasi-governmental authority with jurisdiction over any matter.

(b)
"Hazardous Substance": means any substance or material whose discharge, release, use, storage, handling or disposal is regulated, prohibited or controlled, either generally or specifically, by any governmental authority or quasi-governmental authority pursuant to or under any Applicable Laws, including, but not limited to, any contaminant, pollutant, deleterious substance, or material which may impair the environment, petroleum and other hydrocarbons and their derivatives and by-products, dangerous substances or goods, asbestos, gaseous, solid and liquid waste, special waste, toxic substance, hazardous or toxic chemical, hazardous waste, hazardous material or hazardous substance, either in fact or as defined in or pursuant to any Applicable Laws.

(c)
Intentionally Deleted.

(d)
Unless any Applicable Law provides to the contrary, all wastes (including waste which is a Hazardous Substance) will be disposed of by the Tenant at its expense at least once every three (3) months (or more often if the Landlord requires it) using the Landlord's designated hauler or remover, or if there is none, using a properly licensed service. If Applicable Laws require the Tenant to keep waste at the Generator Building for more than three (3) months or the period required by the Landlord, then the Tenant shall store it at its sole expense in a manner and in a location specified by the Landlord and which complies with all Applicable Laws.

(e)
The Tenant will comply with all Applicable Laws pertaining to waste disposal and reduction in connection with the Licensed Areas and the Tenant's conduct of business. To the extent responsibility in connection with any waste related matters is imposed by Applicable Laws so as to appear to overlap or duplicate responsibilities among the Landlord, the Management Company, the Tenant, or any other party, the Landlord may allocate responsibility to the Tenant in whole or in part by notice to the Tenant particularizing the responsibilities which the Tenant will assume.

(f)
The Tenant shall, at the Tenant's expense, comply, and cause any other person acting under its authority or control to comply with all Applicable Laws (including, but not limited to, obtaining any required permits or similar authorizations) pertaining to protection, conservation, utilization, impairment or degradation of the environment (which includes air, land, ground water and surface water) relating to the Premises or the use of the Licensed Areas and the Premises by the Tenant or those acting under its authority or control. Without limiting the generality of the foregoing, the Tenant shall, at the Tenant's expense, comply with all Applicable Laws regulating the manufacture, use, storage, transportation and disposal of Hazardous Substances and shall make, obtain and deliver all reports and studies required by governmental or quasi-governmental authorities having jurisdiction.

(g)
The Tenant shall not authorize, cause or permit any Hazardous Substance to brought upon, kept or used in or about the Premises or the Generator Building nor use Licensed Areas or the Premises or permit them to be used to generate, manufacture or produce Hazardous Substances, unless such Hazardous Substance is reasonably necessary for the Tenant's permitted use of the Licensed Areas or the Premises or is used by the Tenant in the normal course of its business as permitted under this Lease and unless the Hazardous Substance is used, kept, stored, generated, manufactured, produced or disposed of in a manner that complies with all Applicable Laws. The Tenant will take all proactive and preventative steps that may be imposed or recommended under any of the Applicable Laws or that a prudent tenant would take in order to minimize risk pertaining to Hazardous Substances.

  (h)
  (i) Without relieving the Tenant of any of its obligations under this Lease, the Tenant shall permit the Landlord, its officers, employees, consultants, authorized representatives and agents to:

    (A)
    visit and inspect the Licensed Areas and the Tenant's operation of the Diesel Equipment;

    (B)
    conduct tests and environmental assessments or appraisals;

    (C)
    remove samples from the Licensed Areas;

    (D)
    examine and make abstracts from and copies of any documents or records relating to the Licensed Areas and the Premises;

    (E)
    interview the Tenant's employees; and

    (F)
    make reasonable enquiries from time to time of any government or governmental agency in order to determine the Tenant's compliance with Applicable Laws pertaining to Hazardous Substances and the Tenant covenants and agrees that it will provide to the Landlord such written authorization as the Landlord may reasonably require in order to facilitate the obtaining of such information, all at such reasonable times and intervals as the Landlord may desire.

    (ii)
    If, pursuant to any of the above actions the Landlord determines that the Tenant is in contravention of subparagraphs (f) and/or (g), the Tenant shall, immediately after being notified by the Landlord of such contravention, comply with all Applicable Laws regulating any such Hazardous Substances and reimburse the Landlord for all costs incurred pursuant to subparagraph (h)(i) above.

  (i)
  If any governmental authority having jurisdiction shall require the clean up of any Hazardous Substances held, released, spilled, abandoned or placed upon the Licensed Area and/or the Premises and/or the Generator Building and/or released into the environment in the course of business being carried on from the Licensed Area and/or the Premises or as a result of the use or occupancy of the Licensed Area and/or the Premises and the land thereunder, then the Tenant shall, at its own expense, prepare all necessary studies, plans and proposals and submit the same for approval, shall provide all bonds and other security required by governmental authorities having jurisdiction, and shall carry out the work required and keep the Landlord fully informed, and shall provide to the Landlord full information with respect to proposed plans and comply with the Landlord's reasonable requirements with respect to such plans. The Tenant further agrees that if the Generator Building or the Landlord is placed in any material jeopardy by the requirement for any such work, or if the Tenant fails to promptly carry out the work required, or if in the Landlord's reasonable opinion the Tenant is not competent to do so, the Landlord may itself undertake such work or any part thereof on not less than one (1) day's prior written notice to the Tenant and the Tenant shall pay to the Landlord all costs incurred by the Landlord in so doing, together with an administration fee of fifteen percent (15%) of such costs.

  (j)
  In the event of any release or spill of any Hazardous Substance at or from the Licensed Area and/or the Premises, whether under the circumstances referred to in subparagraph (i) above, or otherwise, the Tenant shall, upon becoming aware of such release or spill, immediately notify the Landlord, such notice to include all information known to the Tenant regarding such release or spill. In addition, where the Tenant, from monitoring of its inventories, has reason to suspect a potential release or spill the Tenant will conduct an inspection of the lands on which the Generator Building is located. Where a written report is obtained relative to such inspections, the Tenant agrees to provide a copy of same to the Landlord within seven (7) days after receipt.

  (k)
  The Tenant shall, upon expiration or termination of this Lease or any renewal thereof, or upon the Tenant vacating a portion of the Licensed Area and/or the Premises, at the Tenant's sole expense and in accordance with Applicable Laws, promptly remove all Hazardous Substances generated by the Tenant or brought onto the Licensed Area and/or the Premises or part thereof vacated by the Tenant or those acting under its authority or control. For greater certainty, the foregoing obligation of the Tenant shall include, without limitation, the responsibility to remove any Hazardous Substances which have as a result of the operations of the Tenant, or any other person acting under its authority or control, become affixed to, permeated within or accumulated on or within the Generator Building. The Tenant shall obtain and provide to the Landlord a copy of the Tenant's environmental consultant's close-out report or reports with respect to such removal of Hazardous Substances.

  (l)
  If the Tenant creates or brings to the Generator Building or the Licensed Areas and/or the Premises any Hazardous Substance or if the Tenant shall cause there to be any Hazardous Substance at the Generator Building or the Licensed Areas and/or the Premises then, notwithstanding any rule of law to the contrary or anything to the contrary contained in this Lease, such Hazardous Substance shall be and remain the sole and exclusive property of the Tenant and shall not become the property of the Landlord notwithstanding the degree of affixation to the Licensed Areas and/or the Premises or the Generator Building of the Hazardous Substance or the goods containing the Hazardous Substance, and notwithstanding the expiry or earlier termination of this Lease.

  (m)
  The Tenant shall indemnify and hold the Landlord harmless at all times from and against any and all claims, losses, damages, penalties, fines, costs, fees and expenses (including legal counsel's and consultant's fees and expenses) resulting from (a) any breach of or non-compliance with the provisions of subparagraphs (c) through (l) by the Tenant, and (b) any legal or administrative action commenced by, or claim made or order or environmental notice from, any third party, including, without limitation, any governmental authority, to or against the Landlord and pursuant to or under any Applicable Laws or concerning a release or alleged release of Hazardous Substances at the Licensed Areas and/or the Premises, and related to or as a result of the operations of the Tenant or those acting under its authority or control at the Licensed Areas and/or the Premises. The indemnification provided for in this subparagraph (m) shall survive the termination or expiration of this Lease or any renewal thereof.

FLOOR PLAN

QuickLinks

  Exhibit 10.12
LEASE AMENDING AGREEMENT
YCC LIMITED and LONDON LIFE INSURANCE COMPANY (collectively the "Landlord")
LOYALTY MANAGEMENT GROUP CANADA INC. (the "Tenant")
  WHEREAS
SCHEDULE "B-4" FLOOR PLAN OF THE SECOND ADDITIONAL PREMISES
LEASE AMENDING AGREEMENT
SCHEDULE "B-5" [FLOOR PLAN]
LEASE AMENDING AGREEMENT
SCHEDULE "F" DIESEL GENERATOR
FLOOR PLAN